EXHIBIT 23

Consent of Independent Certified Public Accountants

To the Board of Directors

     Professional Veterinary Products, Ltd.

     As independent certified public accountants, we hereby consent to the use of our report dated October 7, 2004, relating to the financial statements of Professional Veterinary Products, Ltd., which report appears in the July 31, 2004 annual report on Form 10-K of Professional Veterinary Products, Ltd.

/s/ Quick & McFarlin, P.C.

Quick & McFarlin, P.C.

October 27, 2004